SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): October 29, 2002




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 5.

Citizens Communications announced today that it has entered into definitive agreements to sell its Arizona Gas and Arizona Electric divisions to UniSource Energy Corporation (NYSE:UNS) for $230 million in cash, subject to customary adjustments under the terms of the agreements. The transaction is expected to close during the second half of 2003 and is subject to regulatory and other customary approvals.

In connection with this transaction, Citizens' third quarter 2002 results, which will be reported on Nov. 7, 2002, will include non-cash charges associated with write downs of the carrying values of the Arizona Gas and Electric assets. In the aggregate, Citizens has recorded pre-tax gains of approximately $448 million on previously completed sales of utilities. Citizens will have generated $1.8 billion of proceeds after the closing of the Arizona and Kauai Electric sales, which is equal to the company's original estimate for total proceeds from the divestiture of all of its utility divisions, with The Gas Company in Hawaii and Vermont Electric still remaining to be sold. Citizens will also record, in the third quarter, non-cash charges to reflect the difference between anticipated proceeds from the sale of these two remaining utility assets and their book values.

In addition, as a result of a review of the carrying value of its Electric Lightwave division, Citizens has concluded it appropriate to record a non-cash charge to reflect a reduction of the carrying value of the plant, property and equipment of Electric Lightwave to approximately $185 million. Citizens' Electric Lightwave division will continue to serve its customers, providing the same level of high-quality telecommunications services.

The aggregate of all of these items will result in non-cash charges for the third quarter of approximately $700 million net of tax benefits. After giving effect to these charges, Citizens will remain in compliance with all provisions of its debt agreements.

Citizens also expects to complete the sale of its Kauai Electric division during the fourth quarter of 2002 for $215 million in cash. The sale price is approximately equal to carrying value.

Citizens will apply the net cash proceeds from the sales of Kauai Electric and Arizona Electric and Gas to its ongoing program of debt reduction. Through Sept. 30, Citizens had retired approximately $718 million of its debt during 2002.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Robert J. Larson
                             --------------------------------
                             Robert J. Larson
                             Vice President and Chief Accounting Officer

Date:  October 30, 2002

                                              Citizens Communications
                                              3 High Ridge Park
                                              Stamford, CT 06905
                                              203.614.5600
                                              Web site: www.czn.net


FOR IMMEDIATE RELEASE

Contacts:
Michael A. Zarrella                         Brigid M. Smith
Vice President                              Assistant Vice President
Corporate Development                       Corporate Communications
203.614.5179    mzarrell@czn.com            203.614.5042    bsmith@czn.com
                ----------------                            --------------


                        Citizens Communications Announces
         Further Progress on Utility Sales and Third-Quarter Write Down

Stamford, Conn., Oct. 29, 2002 -- Citizens Communications (NYSE:CZN, CZB) announced today that it has entered into definitive agreements to sell its Arizona Gas and Arizona Electric divisions to UniSource Energy Corporation (NYSE:UNS) for $230 million in cash, subject to customary adjustments under the terms of the agreements. The transaction is expected to close during the second half of 2003 and is subject to regulatory and other customary approvals.

In connection with this transaction, Citizens' third quarter 2002 results, which will be reported on Nov. 7, 2002, will include non-cash charges associated with write downs of the carrying values of the Arizona Gas and Electric assets. In the aggregate, Citizens has recorded pre-tax gains of approximately $448 million on previously completed sales of utilities. Citizens will have generated $1.8 billion of proceeds after the closing of the Arizona and Kauai Electric sales, which is equal to the company's original estimate for total proceeds from the divestiture of all of its utility divisions, with The Gas Company in Hawaii and Vermont Electric still remaining to be sold. Citizens will also record, in the third quarter, non-cash charges to reflect the difference between anticipated proceeds from the sale of these two remaining utility assets and their book values.

In addition, as a result of a review of the carrying value of its Electric Lightwave division, Citizens has concluded it appropriate to record a non-cash charge to reflect a reduction of the carrying value of the plant, property and equipment of Electric Lightwave to approximately $185 million. Citizens' Electric Lightwave division will continue to serve its customers, providing the same level of high-quality telecommunications services.

The aggregate of all of these items will result in non-cash charges for the third quarter of approximately $700 million net of tax benefits. After giving effect to these charges, Citizens will remain in compliance with all provisions of its debt agreements.

Citizens also expects to complete the sale of its Kauai Electric division during the fourth quarter of 2002 for $215 million in cash. The sale price is approximately equal to carrying value.

Citizens will apply the net cash proceeds from the sales of Kauai Electric and Arizona Electric and Gas to its ongoing program of debt reduction. Through Sept. 30, Citizens had retired approximately $718 million of its debt during 2002.

Citizens   Communications   Inc.   provides   telecommunications   services   to
approximately 2.5 million access lines in 24 states. More information about Citizens can be found at www.czn.net.

UniSource Energy's TEP subsidiary is Arizona's second-largest investor-owned electric utility company and provides service to over 300,000 customers in Arizona. Its other subsidiaries include Advanced Energy Technologies, Inc., a developer of renewable energy and distributed generation technologies, and Southwest Energy Solutions, a regional electric contractor. More information about UniSource can be found at their web site, www.unisourceenergy.com.


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